Exhibit 10.1

Amendment to Securities Purchase Agreement

This amendment to Securities Purchase Agreement (the “Amendment”) is made and entered into as of July 16, 2018 between Hankey Capital LLC (the “Purchaser” and Bone Biologics Corporation (the “Company”) with reference to the following:

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of June 11, 2018 (the “Purchase Agreement”) pursuant to which the Purchaser agreed to purchase up to 3,869,979 shares of the Company’s Common Stock (the “Shares”) and a secured convertible note in the principal amount of $2,000,000 (the “Note”) less any shares or notes purchased by the Company’s stockholders pursuant to a rights offering. Defined terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B. Pursuant to the rights offering, stockholders of the Company have purchased an aggregate of 330,325 Shares; however, none of the Company’s stockholders have purchased any of the notes.

C. In order to reduce the interest expense to the Company, the Company and the Purchaser have agreed to replace the Note and, in lieu thereof, the Purchaser will provide a credit facility to the Company.

NOW THEREFORE, the Purchase Agreement is amended as follows:

1. Provision of Credit Facilities. The Purchaser agrees to make term loans (each, a “Loan”) and collectively, (the “Loans”) to the Company from time to time on any business day from the date hereof to December 31, 2019 (the “Termination Date”). Each Loan shall be evidenced by a convertible secured note (a “New Note”). Each New Note shall be in the form and contain the terms as set forth in the form of Note attached to the Purchase Agreement with the maturity date of each New Note being the Termination Date except that a New Note will be in the amount of the Loan, will be dated the date of the applicable Loan and bear interest commencing on the date of the Loan. The maximum aggregate amount of the Loans shall not exceed $2,000,000. Each Loan shall be made upon the Company’s written notice delivered to the Purchaser prior to 5:00 p.m. (Los Angeles time) on the date which is at least three business days prior to the requested borrowing date. The credit facility granted hereunder shall be in lieu of the delivery of the Note at the Closing under the Purchase Agreement.

2. At the Closing, the Company shall issue to the Purchaser 3,539,654 Shares against payment of $3,539,654.

3. Except as set forth herein, the Purchase Agreement shall remain in force and effect.

Bone Biologics Corporation

By
Stephen LaNeve, President

Hankey Capital LLC

By
Don R. Hankey, Manager

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